Exhibit 5.2

October 26, 2017

Celestica Inc.

844 Don Mills Road

Toronto, Ontario MC3 1V7

Re:                             Celestica Inc.

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Celestica Inc. (the “Company”), a corporation organized under the laws of Ontario, Canada, in connection with the preparation and filing of the Company’s automatic shelf registration statement on Form F-3, dated October 26, 2017 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company for issue and sale from time to time by the Company of, among other securities, (i) one or more series of debt securities (the “Debt Securities”), and (ii) warrants to purchase the Company’s subordinate voting shares, preference shares, Debt Securities or other securities (the “Warrants” and, together with the Debt Securities, the “Securities”).

The Debt Securities will be issued in one or more series from time to time pursuant to an indenture that the Company will enter into with a national banking association or other eligible party named therein, as trustee (the “Trustee”), as amended or supplemented from time to time (the “Indenture”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (including the prospectus included therein), and the form of Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, agreements, documents and other instruments, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, including the opinion of Blake, Cassels & Graydon LLP filed as Exhibit 5.1 to the Registration Statement.

The law covered by the opinion expressed herein is limited to the laws of the State of New York and the federal securities laws of the United States, as in effect on the date hereof.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

We have also assumed that: (i) the Company has been duly incorporated and is a validly existing company under the laws of Ontario, Canada and has the necessary corporate power and capacity to own its property and assets and to carry on its business; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become and remain effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable

Arnold & Porter Kaye Scholer LLP

250 West 55th Street | New York, NY  10019-9710  |  www.apks.com

October 26, 2017

laws (“Prospectus Supplement”); (iv) the terms of the Securities will have conformed in all material respects to the respective descriptions thereof in the Prospectus Supplement; (v) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) the Company has the necessary corporate power and capacity to execute a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities (any such agreement, the “Agreement”); (vii) all necessary corporate actions will have been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof; (viii) the Agreement will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (ix) the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver (as applicable) the Indenture, a warrant agreement and the Securities, and to perform its obligations under the terms and conditions thereof; (x) all necessary corporate action will have been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to duly authorize, execute and deliver the Indenture and warrant agreement (if any), and to perform its obligations under the terms and conditions thereof; (xi) the execution, delivery and performance by the Company of the Indenture, the warrant agreement (if any) and Securities do not and will not violate the law of Ontario, Canada or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal securities laws of the United States); and (xii) the execution, delivery and performance by the Company of the Indenture, the warrant agreement (if any) and Securities do not and will not constitute a breach or violation of the articles of incorporation or by-laws of the Company or any agreement or instrument that is binding upon the Company.  In addition, we have assumed that the Indenture, when duly executed thereby, will be the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.                                      Assuming that, when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and are sold as contemplated in the Registration Statement, as amended, and the appropriate Prospectus Supplement: (a) the Indenture, prior to the issuance of any Debt Securities thereunder, will have been duly authorized, executed and delivered by the Company and the Trustee substantially in the form examined by us and qualified under the Trust Indenture Act of 1939, as amended; (b) all necessary corporate action to approve the creation, issuance and terms of such Debt Securities, the terms of the offering thereof and related matters will have been taken by the Company; and (c)  such Debt Securities will have been duly executed, authenticated, issued and delivered, against payment therefor as provided for in the applicable Agreement approved by the Company and otherwise in accordance with the Indenture and such Agreement, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.                                      Assuming that: (a) all necessary corporate action to approve the creation, issuance and terms of the Warrants, the terms of the offering thereof and related matters will have been taken by the Company, (b) the warrant agreement relating to such Warrants, if any, will have been duly authorized and validly executed and delivered by the Company and each other party thereto, (c) the terms of the Warrants will have been established in accordance with such warrant agreement, if any, and the applicable definitive Agreement, and (d) the Warrants will have been duly executed (in the case of certificated Warrants), authenticated and delivered in accordance with the warrant agreement, if any, and the applicable definitive Agreement for the consideration provided for therein and issued and sold as contemplated in the

October 26, 2017

Registration Statement, as amended, and the appropriate Prospectus Supplement, such Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

With respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We express no opinion concerning the validity or enforceability of any provisions contained in the Indenture that purport to waive or to not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of United States federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” therein.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP